UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: May 7, 2020
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court, Suite 200
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

IDEX Corporation (the “Company”) held its Annual Meeting of Stockholders on Thursday, May 7, 2020 and voted on the following matters:

1.
The election of four directors to serve a three-year term. The following persons were elected to serve as Class I directors for a three-year term expiring at the Company’s annual meeting to be held in 2023, or upon the election and qualification of their successors.

Director	For	Withheld	Broker Non-Votes
Andrew K. Silvernail	63,343,494	4,780,362	1,818,947
Katrina L. Helmkamp	64,840,100	3,283,756	1,818,947
Mark A. Beck	67,032,387	1,091,469	1,818,947
Carl R. Christenson	67,474,434	649,422	1,818,947

2.
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	65,071,620

Negative Votes	3,000,860

Abstentions	51,376

Broker Non-Votes	1,818,947

3.
A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	65,604,185

Negative Votes	4,314,154

Abstentions	24,464

4.
A proposal to consider a stockholder proposal regarding a report related to employee representation on the Company’s Board of Directors, if properly presented at the meeting. The proposal did not receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	2,937,034

Negative Votes	63,036,502

Abstentions	2,150,320

Broker Non-Votes	1,818,947

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
May 13, 2020